UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940
(Zip Code)

(831) 642-9300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Compensatory Arrangements of Certain Officers

    On March 20, 2007, the Board of Directors (the “Board”) of Century Aluminum Company (the “Company”) elected Peter Jones to serve as a member of the Board effective March 20, 2007. A copy of the Company’s press release announcing Mr. Jones’s appointment is attached as Exhibit 99.1. The Board has determined that Mr. Jones will be an independent director under the listing standards for The Nasdaq Global Select Market and the applicable rules and regulations of the Securities and Exchange Commission. Mr. Jones will serve on the Board’s Audit Committee. There are no arrangements or understandings between Mr. Jones and any other person pursuant to which Mr. Jones was selected as a director. In addition, the Company is not aware of any transaction requiring disclosure herein pursuant to Item 404(a) of Regulation S-K.

    Pursuant to the Company’s director compensation policy, Mr. Jones will receive an annual retainer of $35,000 and a fee of $2,000 per board or board committee meeting attended. All directors are reimbursed for their travel and other expenses incurred in attending board and board committee meetings. Pursuant to the Company’s Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”), Mr. Jones will also receive an initial grant of options to purchase up to 10,000 shares of the Company’s common stock, at an exercise price equal to the average of the high and low sales price for the Company’s common stock on the date he was elected to the Board (the “Initial Options”). The Initial Options will vest one-third on the grant date, and one-third each on the one and two year anniversaries of the grant date. In addition, each non-employee director continuing in office after the annual meeting of stockholders will also receive options to purchase 3,000 shares of the Company’s common stock. The options are granted on the first business day following the annual stockholders’ meeting at the average of the high and low sales price of the Company’s common stock on the grant date, and vest on the three, six, nine and 12 month anniversaries of the grant date.

Amendment to Employment Agreements

Effective as of March 20, 2007, the Board approved the Company’s Compensation Committee’s decision directing the Company to enter into amendments to the original employment agreements with Logan W. Kruger, President and Chief Executive Officer; Michael A. Bless, Executive Vice President and Chief Financial Officer; and Robert R. Nielsen, Executive Vice President, General Counsel and Secretary (the “Amendments”). The Amendments extend the period of employment under the original employment agreements, by automatically extending each agreement for successive three-year periods, beginning on January 1, 2008, unless timely notice of termination is delivered by a party pursuant to the terms of the employment agreement.

The foregoing descriptions of the material terms of the Amendments are qualified by reference to the full text of such Amendments, which will be included as exhibits to Century's Form 10-Q for the quarter ended March 31, 2007.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is being furnished with this report pursuant to Items 5.02:

Exhibit Number	Description
99.1	Press Release, dated March 20, 2007, announcing the election of Peter C. Jones to the Company’s Board of Directors.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: March 23, 2007	By:	/s/ Robert R. Nielsen

Name: Robert R. Nielsen Title: Executive Vice President, General Counsel and Secretary